UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2011 (January 18, 2011)

IVEDA SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53285	98-0611159
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Alma School Road, Suite 4450 Mesa, Arizona	85210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 307-8700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 18, 2011, Iveda Solutions, Inc. (the “Company”) entered into a share exchange agreement (the “Agreement”), dated January 7, 2011, with Sole-Vision Technologies, Inc. (doing business as MegaSys), a corporation organized under the laws of the Republic of China (“MegaSys”) and the shareholders of MegaSys (the “MegaSys Shareholders”), pursuant to which, among other things, (i) the Company will acquire 100% of the issued and outstanding shares of MegaSys common stock (the “MegaSys Common Stock”) in exchange for the issuance of common stock of the Company (“Iveda Common Stock”) to the MegaSys Shareholders (the “Exchange”), and (ii) MegaSys will become a wholly owned subsidiary of Iveda.

Under the terms of the Agreement, which has been approved by both boards of directors, the MegaSys Shareholders will deliver 2,900,000 issued and outstanding shares of MegaSys Common Stock in exchange for 3,700,000 shares of Iveda Common Stock, an exchange ratio of 1:12758. A portion of the Iveda Common Stock will be held in escrow and released to the MegaSys Shareholders only upon achievement of certain agreed financial milestones.

Each party’s obligation to consummate the Exchange is subject to the accuracy of the representations and warranties of the other party (subject to certain qualifications and exceptions) and the performance in all material respects of the other party’s covenants under the Agreement, including, with respect to MegaSys, customary covenants regarding operation of the business of MegaSys prior to closing. The consummation of the Exchange is subject to the approval of Taiwan’s Foreign Investment Commission Agency.

The foregoing summary of the Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.

A copy of the press release dated January 24, 2011 announcing the Exchange is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated January 7, 2011 and entered into on January 18, 2011, by and among Iveda Solutions, Inc., a Nevada corporation, Sole-Vision Technologies, Inc. (doing business as MegaSys), a corporation organized under the laws of the Republic of China, and the shareholders of MegaSys.

99.1	Press release dated January 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iveda Solutions, Inc.
(Registrant)

Date: January 24, 2011	By:	/s/ Steven G. Wollach

Steven G. Wollach Chief Financial Officer